Exhibit 99.1
FOR IMMEDIATE RELEASE
Health Fitness Corporation Approved For Listing on the
NYSE Alternext US
Minneapolis (October 21, 2008) - Health Fitness Corporation, a leading provider of integrated employee health and productivity management solutions, today announced the approval of its application to list its common stock on the NYSE Alternext US, formerly the American Stock Exchange. Trading on the NYSE Alternext US will begin on Wednesday, October 22, 2008 under the ticker symbol FIT.
This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading, and may be rescinded if the Company is not in compliance with such standards.
Mark Sheffert, Health Fitness Board Chairman, said, “We are pleased to achieve listing on the NYSE Alternext US. This listing will give us greater visibility with new investors and improve the liquidity of our stock for shareholders.”
About HealthFitness Corporation
HealthFitness is a leading provider of employee health improvement services to Fortune 500 companies, the health care industry and individual consumers. Serving clients for more than 30 years, HealthFitness partners with employers to effectively manage their health care and productivity costs by improving individual health and well-being. HealthFitness serves more than 300 clients globally via on-site management and remotely via Web and telephonic services. HealthFitness provides a complete portfolio of health and fitness management solutions including a proprietary health risk assessment platform, screenings, EMPOWERED™ Health Coaching and delivery of health improvement programs. HealthFitness employs more than 3,000 health and fitness professionals in national and international locations who are committed to the company’s mission of “improving the health and well-being of the people we serve.” For more information on HealthFitness, visit www.hfit.com.
Forward Looking Statements
Certain statements in this release, including, without limitation, that listing on the NYSE Alternext US (the “Exchange”) will allow the company to achieve greater visibility with new investors and improve the liquidity of the company’s stock for shareholders, are forward-looking statements. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking statements. The words “potential,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” “plan,” “anticipate,” and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the maintenance of a minimum trading price of our common stock, the company’s ability to comply with the listing procedures and requirements to be admitted and to maintain continued listing on the Exchange, the creation of an active trading market for our stock on the Exchange, the company’s ability to attract institutional and other new investors, the company’s performance, our inability to deliver the health management services demanded by major corporations and other clients, the level of demand for our services, customer acceptance of higher service pricing, our inability to successfully cross-sell health management services to our fitness management clients, our inability to successfully obtain new business opportunities, our failure to have sufficient resources to make investments, our ability to make investments and implement strategies successfully, our ability to limit and manage expenses, continued delays in obtaining new commitments and implementing services, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission including our Form 10-K for 2007 as filed with the SEC. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
CONTACTS
Wes Winnekins, CFO
Health Fitness Corporation
(952) 897-5275